`                                           Adopted: June 28, 1996
                                                 Revised: October 27, 1999




Each Registered Investment Company or series thereof (each of which is considered to be a Fund for this purpose) for which HSBC Asset Management Americas Inc. presently or hereafter provides investment advisory or principal underwriter services


                                 CODE OF ETHICS

                  This Code of Ethics (the "Code") establishes rules of conduct for persons who are associated with the Funds referred to above. The Code governs their personal investment and other investment-related activities.

                  The basic rule is very simple: put the client's interests first. Officers, Directors and employees owe a fiduciary duty to, among others, the Shareholders of the Funds, to conduct their personal Securities transactions in a manner which does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationships with the Funds. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

                  Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general concepts, of course, and over the years the courts, the regulators and investment advisers issued interpretations and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

                  No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

          o    employ any device, scheme or artifice to defraud the Funds;

          o make to the Funds any untrue statement of a material fact or omit to the Funds a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

          o engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds;

          o    engage in any manipulative practice with respect to the Funds;

          o trade while in possession of material non-public information for personal or HSBC Asset Management America Inc. investment accounts, or disclose such information to others in or outside HSBC Asset Management Americas Inc. who have no need for this information.

         It is a violation of federal  securities laws to buy or sell securities
while  in  possession  of  material   non-public   information  and  illegal  to
communicate such information to a third party who buys or sells.

                  This Code is intended to assist persons associated with the Funds in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

                  The Code is very important to the Funds and persons associated with the Funds. Violations not only cause persons associated with the Funds embarrassment, loss of business, legal restrictions, fines and other punishments but for employees lead to demotion, suspension, firing, ejection from the securities business and very large fines.

I.       Applicability

         (A) The Code applies to each of the following:

                  1. The Funds referred to at the top of page one of the Code. A listing of the Funds, which is periodically updated, is attached as Exhibit A.

                  2. Any officer, director or Advisory Person (as defined below) of any Funds or the Fund's investment adviser.

                  3. Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

                  4. The Code shall not apply to any director, officer, general partner or person if such individual is required to comply with another organization's code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.


         (B)      Definitions

                  1.    Access Persons.  The persons described in items (A)2 and
                        (A)3 above.

                  2. Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the principal amount in the case of an account in which only one Access Person has an interest and 25% of the principal amount in the case of an account in which more than one Access Person has an interest, whichever is first applicable. Investment partnerships and similar indirect means of ownership are also included.

                        As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Funds or Affiliates of the Funds and with respect to which no Access Person has, in the judgment of the Divisional Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

                  3. Advisory Person. Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

                  4. Associate Portfolio Managers. Access Persons who are engaged in securities research and analysis for designated Funds or are responsible for investment recommendations for designated Funds but who are not particularly responsible for investment decisions with respect to any Funds.

                  5.       Covered Persons.   The Funds and the Access Persons.

                  6. Divisional Compliance Officer. The Divisional Compliance Officer of the Funds identified in (A)1 above shall be ______________, an individual who is an employee of HSBC Asset Management Americas Inc.

                  7. Investment Personnel. (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

                            For purposes of the Code, the Compliance  Officer of
                  the Administrator shall only be responsible for a Covered Person's compliance with this Code, unless such Covered Person is otherwise excluded under (A) 4 above.

                  8.       Portfolio   Managers.    Access   Persons   who   are
                           principally responsible for investment decisions with respect to any of the Funds.

                  9. Security. Any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or shares of registered open-end investment companies.

II.      Restrictions on Personal Investing Activities

         (A)      Basic Restriction on Investing Activities

                  If a purchase or sale order is pending or under active consideration for any Fund, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         (B)      Initial Public Offerings

                  No Security or related Security may be acquired in an initial public offering for any Investment Personnel.

         (C)      Blackout Period

                  No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) calendar days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Fund with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager.

         (D)      Exempt Transactions

                  Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (F) below.

         (E)      Permitted Exceptions

                  Purchases and sales of the following Securities are exempt from the restrictions set forth in paragraphs A and C above if such purchases and sales comply with the preclearance requirements of paragraph (F) below (provided that purchases and sales of Municipal Securities need not comply with the preclearance requirements of paragraph (F) below):

                  1.    Non-convertible  fixed income  Securities rated at least
                        "A";

                  2.    Equity   Securities   of  a  class   having   a   market
                        capitalization in excess of $1 billion;

                  3. Equity Securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days does not exceed $10,000 or 100 shares; and

                  4.    Municipal Securities.

                  In addition, the exercise of rights that were received pro rata with other securityholders is exempt if the preclearance procedures are satisfied.

         (F)      Pre-Clearance of Personal Securities Transactions

                  No Security may be bought or sold for an Access Person Account unless (i) the Access Person obtains prior approval from the Divisional Compliance Officer or, in the absence of the Divisional Compliance Officer, from a designee of the Divisional Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Divisional Compliance Officer does not rescind such approval prior to execution of the transaction (See paragraph H below for details of the Pre-Clearance Process.)

         (G)      Private Placements

                  The Divisional Compliance Officer will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Fund) and the Divisional Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Fund would have no foreseeable interest in investing in such Security.

         (H)      Pre-Clearance Process

                  1. No Securities may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by the Divisional Compliance Officer. The Divisional Compliance Officer shall review, not less frequently than biweekly (once every two weeks), reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

                  2. No Securities may be purchased or sold for any Access Person Account other than through the trading desk designated by the Divisional Compliance Officer, unless express permission is granted by the Divisional Compliance Officer. Such permission may be granted only on the condition that the third party broker supply the Divisional Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal
                        Securities transactions for such Access Person in the accounts maintained with such third party broker and copies of periodic statements for all such accounts.

                  3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Divisional Compliance Officer for approval prior to entry of an order.

                  4. After reviewing the proposed trade and the level of potential investment interest on behalf of the Funds in the Security in question and the Funds restricted lists, the Divisional Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. The Divisional Compliance Officer will generally approve transactions described in paragraph (E) above unless the Security in question or a related security is on the Restricted List or the Divisional Compliance Officer believes for any other reason that the Access Person Account should not trade in such Security at such time.

                  5. Once an Access Person's Trading Approval Form is approved, the form must be forwarded to the trading desk (or, if a third party broker is permitted, to the Divisional Compliance Officer) for execution on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

                  6. In the absence of the Divisional Compliance Officer, an Access Person may submit his or her Trading Approval Form to a designee of the Divisional Compliance Officer if the Divisional Compliance Officer in its sole discretion wishes to appoint one. Trading Approval for the Divisional Compliance Officer must be obtained from a designated supervisory person of the Divisional Compliance Officer. In no case will the Trading Desk accept an order for an Access Person Account unless it is accompanied by a signed Trading Approval Form.

                  7. The Divisional Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Funds with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

                  The provisions of this Section II shall not apply to any Access Person who is either a "disinterested" director or an officer of the Fund who is not employed by the investment adviser, or an affiliate thereof, other than those where they knew or should have known in the course of their duties as a director or officer that any Fund of which he is a director or officer has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director or officer.

III.     Other Investment-Related Restrictions

         (A)      Gifts

                  No Advisory Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Fund.

         (B)      Service As a Director

                  No Portfolio Manager or Assistant Portfolio Manager shall commence service on the Board of Directors of a publicly traded company or any company in which any Fund has an interest without prior authorization from the Divisional Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Funds.

 IV.     Report and Additional Compliance Procedures

                  (A) Every Covered Person, including disinterested directors of the Funds, must submit to the Divisional Compliance Officer reports (forms of which are appended as Exhibit C) containing the information set forth in below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit
                           D) in the Security; provided, however, that:

                           (1) a Covered Person who is required to make reports only because he is a director of one of the Funds and who is a "disinterested" director thereof need not make an initial or annual holdings report, or a quarterly transaction report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund of which he is a director has purchased or sold same or a related Security or the Fund or its investment adviser it considers purchasing or selling such Security or a related security within 15 days before or after the purchase or sale of such Security or related Security by such director.

                           (2) a Covered Person need not make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control; and

                           (3) a Covered Person need not make a quarterly report with respect to any transaction affected through the trading desk designated by the Divisional Compliance Officer.

                           (4) a Covered Person will be deemed to have complied with the quarterly requirements of this Article IV insofar as the Divisional Compliance Officer receives in a timely
                                    fashion   duplicate   monthly  or  quarterly
                                    brokerage    statements    on   which    all
                                    transactions   required   to   be   reported
                                    hereunder are described.

                  (B) Initial Holdings Reports. No later than 10 calendar days after the person becomes an Access Person, the following information:

                            (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                            (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                            (iii) The date that the report is submitted by the Access Person

                  (C) Quarterly Transaction Reports. No later than 10 calendar days after the end of a calendar quarter, the following information:

                           (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (a)      The  date of the  transaction,  the
                                             title and  number of shares and the
                                             principal  amount of each  Security
                                             involved;

                                    (b)      The   nature  of  the   transaction
                                             (i.e., purchase,  sale or any other
                                             type     of      acquisition     or
                                             disposition);

                                    (c)      The price at which the  transaction
                                             was effected;

                                    (d)      The name of the  broker,  dealer or
                                             bank  with  or  through   whom  the
                                             transaction was effected; and

                                    (e)      The  date   that  the   report   is
                                             submitted by the Access Person.

                           (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (a)      The name of the  broker,  dealer or
                                             bank  with whom the  Access  Person
                                             established the account;

                                    (b)      The    date   the    account    was
                                             established; and

                                    (c)      The  date   that  the   report   is
                                             submitted by the Access Person.

                  (D) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted):

                           (1) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

                           (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (3) The date that the report is submitted by the Access Person.

                  (E) Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates.

                  (F) Annually each Covered Person must certify on a report (the form of which is appended as Exhibit E) that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability.

V.       Administration of Code of Ethics

                  (A) No less frequently than annually, every Fund and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that

                           (1) Describes any issues arising under the Code or procedures since the last report to the board of trustees, including, but not limited to, information about material violations of the Code or procedures and
                                    sanctions   imposed  in   response   to  the
                                    material violations; and

                           (2) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code

VI.      Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the relevant Fund may impose whatever sanctions within its power the Board deems appropriate, including, among other things, termination of the Fund's adviser or recommendations of disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Fund.

VII.     Exceptions

         The Board of Trustees reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Board of Trustees of any relevant Fund at its next scheduled meeting.

VIII.    Preservation of Documents

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Funds, Affiliates of the Funds or the Divisional Compliance Officer, and lists of all persons required to make or review reports, shall be preserved with the records of the relevant Fund for a five year period in an easily accessible place.

IX.      Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Funds or Affiliates of the Funds.

X.       Further Information

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Divisional Compliance Officer.

                                                                      Exhibit A



                                       List of Registered Investment Companies



HSBC Funds Trust
HSBC Mutual Funds Trust

                                                                       Exhibit B


                                HSBC FUNDS TRUST
                             HSBC MUTUAL FUNDS TRUST


                       PRE-CLEARANCE TRADING APPROVAL FORM

I,  ___________________________________________________  (name),  am  an  Access
Person and seek pre-clearance to engage in the transaction described below:


Acquisition or Disposition (circle one)

Name of Account:  ____________________________________________

Account Number:   ____________________________________________

Date of Request:  ____________________________________________

Security:         ____________________________________________

Amount or # of Shares: _______________________________________

Broker:           ____________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:




I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Funds' Code of Ethics dated October 27, 1999 and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: ______________________________________
Print Name:

Approved or Disapproved (Circle One)

Date of Approval:

Signature: ______________________________________
Print Name:

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Divisional Compliance Officer) for immediate execution.

                                                                       Exhibit C


                                HSBC FUNDS TRUST
                             HSBC MUTUAL FUNDS TRUST



                           INITIAL TRANSACTION REPORT


Report Submitted by:__________________________________________________________
                                  Print Your Name


                 The  following  table  supplies  the  information  required by
Section IV(B) of the Code of Ethics dated October 27, 1999 for the period specified below.


                                                         Name of the Broker/Dealer
                                        Price Per        with or through                   Nature of
Securities (Name    Quantity of         Share or Other   whom the                          Ownership of
and Symbol)         Securities          Unit             Transaction                       Securities
                                                         was Effected
--------------------------------------------------------------------------------------------------------





                  To the extent  specified  above, I hereby disclaim  beneficial ownership of any security  listed in this Report or in brokerage  statements  or transaction confirmations provided by you.
--------------------------------------------------------------------------------------------------------

                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, 199_ THROUGH 199_.

Signature  _________________________     Date_______________________

Position    _________________________

                                HSBC Funds Trust
                             HSBC Mutual Funds Trust


                          QUARTERLY TRANSACTION REPORT


Report Submitted by: _____________________________________________________
                                      Print Your Name

                  This transaction report (the "Report") is submitted pursuant to Section IV(B) of the Code of Ethics of the Funds and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest for the period specified below. If you were not employed by us during this entire period, amend the dates specified below to cover your period of employment.

                  Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics dated October 27, 1999.

                  If you have no reportable transactions, sign and return this page only. If you have reportable transactions, complete, sign and return page 3 and any attachments.
--------------------------------------------------------------------------------
                  I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD __________, 199_ THROUGH _________, 199_. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
---------------------------------

Position
---------------------------------

Date
---------------------------------

                                HSBC FUNDS TRUST
                             HSBC MUTUAL FUNDS TRUST



                          QUARTERLY TRANSACTION REPORT


Report Submitted by:__________________________________________________________
                                  Print Your Name

                  The  following  table  supplies  the  information  required by
Section IV(C) of the Code of Ethics dated October 27, 1999 for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Divisional Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.


                                                                                          Name of the
                                 Whether Purchase,                                        Broker/Dealer
Securities        Date of        Sale, Short Sale,   Quantity of        Price Per Share   with or through           Nature of
(Name and         Transaction    or Other Type of    Securities         or Other Unit     whom the                  Ownership of
Symbol            -----------    Disposition or      -----------        --------------    Transaction               Securities
----------                       Acquistion                                               was Effected              ------------
                                 ----------------                                         ----------------
------------------------------------------------------------------------------------------------------------------------------------





                  To the extent  specified  above, I hereby disclaim  beneficial ownership of any security  listed in this Report or in brokerage  statements  or transaction confirmations provided by you.
------------------------------------------------------------------------------------------------------------------------------------

                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, 199_ THROUGH 199_.

Signature  _________________________     Date_______________________

Position    _________________________

                                HSBC FUNDS TRUST
                             HSBC MUTUAL FUNDS TRUST



                            ANNUAL TRANSACTION REPORT


Report Submitted by:__________________________________________________________
                                  Print Your Name

                  The  following  table  supplies  the  information  required by
Section IV(D) of the Code of Ethics dated October 27, 1999 for the period specified below.

                                                       Name of the Broker/Dealer
Securities                            Price Per        with or through                   Nature of
(Name and         Quantity of         Share or Other   whom the                          Ownership of
Symbol            Securities          Unit             Transaction                       Securities
----------        ------------        --------------   was Effected                      -------------
                                                       ------------------------
------------------------------------------------------------------------------------------------------------------------------------




                  To the extent  specified  above, I hereby disclaim  beneficial ownership of any security  listed in this Report or in brokerage  statements  or transaction confirmations provided by you.
------------------------------------------------------------------------------------------------------------------------------------

                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, 199_ THROUGH 199_.

Signature  _________________________     Date_______________________

Position    _________________________

                                                                       Exhibit D


                              BENEFICIAL OWNERSHIP


                  For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

                  Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

                  Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

                  A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

                  A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                      Exhibit E



                                HSBC FUNDS TRUST
                             HSBC MUTUAL FUNDS TRUST


                     ANNUAL CERTIFICATION OF CODE OF ETHICS


               A.        I (a Covered  Person)  hereby  certify that I have read
                    and understood the Code of Ethics dated October 27, 1999, and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

               B.        Within the last ten years there have been no complaints
                    or disciplinary actions filled against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

               C.        I have not within the last ten years been  convicted of
                    or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

               D.        I have not been denied permission or otherwise enjoined
                    by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.


                    Print Name:  ______________

                    Signature:   ______________

                    Date:        ______________